UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant  ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

TAX FREE FUND FOR PUERTO RICO RESIDENTS, INC.

(Name of Registrant as Specified In Its Charter)

Ocean Capital LLC
William Heath Hawk

Ethan A. Danial

José R. Izquierdo II

Brent D. Rosenthal

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐	Fee paid previously with preliminary materials.

On August 4, 2022, Ocean Capital LLC began sending a letter to the shareholders of Tax Free Fund for Puerto Rico Residents, Inc. in Spanish. Copies of the letter in English and Spanish are filed herewith as Exhibit 1.

Exhibit 1

YOUR SHARES ARE CURRENTLY UNVOTED

Dear Shareholder of Tax-Free Fund for Puerto Rico Residents, Inc.:

The Annual Meeting was adjourned until September 22, 2022 to allow for more time to solicit additional votes. You are receiving this reminder letter because your votes were not yet processed at the time that this letter was mailed. If you have already voted, we would like to thank you for your vote.

****PLEASE VOTE TODAY****

Ocean Capital LLC (“Ocean Capital”) recommends that you vote on the BLUE proxy card to elect its highly qualified and independent nominees, Ethan A. Danial, José R. Izquierdo II and Brent D. Rosenthal, to the Board of Directors. We urge you to vote your shares now, so they can be tabulated prior to the meeting.

Your vote is extremely important. PLEASE CAST YOUR VOTE TODAY.
Instructions on how to vote your shares over the telephone or Internet are enclosed with this letter.

If you have questions or need help voting your shares, please call our proxy solicitation firm:

509 Madison Avenue

Suite 1206

New York, NY 10022

Stockholders Call Toll Free: (800) 662-5200

E-mail: ocean@investor.morrowsodali.com

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Important Additional Information

Ocean Capital and the other participants in its solicitation (collectively, the “Participants”) have filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and accompanying form of BLUE proxy card on April 15, 2022, to be used in connection with the solicitation of proxies from the shareholders of Tax-Free Fund for Puerto Rico Residents, Inc. (the “Fund”) with respect to its upcoming annual meeting of shareholders. All shareholders of the Fund are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by the Participants, as they contain important information, including additional information relating to the Participants and their direct or indirect interests, by security holdings or otherwise. The definitive proxy statement and an accompanying BLUE proxy card will be furnished to some or all of the Fund’s shareholders and are, along with other relevant documents, available at no charge on the SEC’s website at http://www.sec.gov. Investors and security holders are urged to read the proxy statement and the amendments or supplements thereto carefully and in their entirety.

SUS ACCIONES ESTÁN TODAVÍA SIN VOTAR

Estimados accionistas del Tax-Free Fund para Residentes de Puerto Rico, Inc.:

La reunión anual recesó hasta el 22 de septiembre 2022 para dar más tiempo para solicitar votos. Usted está recibiendo este recordatorio porque al momento del envío de esta carta, sus votos aún no habían sido procesados. Pero si usted ya votó, le agradecemos que haya votado.

****POR FAVOR VOTE HOY****

Ocean Capital LLC (“Ocean Capital”) recomienda votar en la papeleta de votación AZUL para que elija a la junta de directores a sus nominados, Ethan A. Danial, José R. Izquierdo II y Brent D. Rosenthal, quienes están altamente capacitados y son independientes. Si no ha votado, le exhortamos a votar ahora mismo de manera que su voto pueda ser contado antes de la reunión.

Su voto es extremadamente importante.

POR FAVOR EMITA SU VOTO HOY MISMO.

Junto con esta carta encontrará las instrucciones para votar por teléfono o a través de la Internet.

Si tiene alguna pregunta o necesita ayuda para votar, por favor llame a nuestra firma de solicitud de votos:

509 Madison Avenue

Suite 1206

New York, NY 10022

Stockholders Call Toll Free: (800) 662-5200

E-mail: ocean@investor.morrowsodali.com

Sin oferta ni solicitud

Esta comunicación no pretende no constituye una oferta de compra o venta o la solicitud de una oferta de compra o venta de valores, ni habrá ninguna venta de valores en ninguna jurisdicción en la que dicha oferta, solicitud o venta sería ilegal antes del registro o cualificación bajo las leyes de valores de dicha jurisdicción. No se realizará ninguna oferta de valores, excepto por medio de un prospectus a menos que cumpla con los requisitos de la Sección 10 de la Ley de Valores de EE. UU. de 1933, según enmendada.

Información adicional importante

Ocean Capital y los demás participantes en su solicitud (colectivamente, los "participantes") han presentado ante la Comisión federal de Bolsa y Valores (la "SEC", por sus siglas en inglés) una declaración de poder definitiva y el formulario adjunto de la tarjeta de votación AZUL el 15 de abril de 2022, para ser utilizado en relación con la solicitud de votos de los accionistas de Tax-Free Fund para Residentes de Puerto Rico, Inc. (en adelante el "Fondo") en relación a su próxima reunión anual de accionistas. Se recomienda a todos los accionistas del Fondo que lean la declaración de representación definitiva y otros documentos relacionados con la solicitud de representación por parte de los Participantes, ya que contienen información importante, incluida información adicional relacionada con los Participantes y sus intereses directos o indirectos, por tenencia de valores o, al contrario. La declaración de poder definitiva y la tarjeta de votación AZUL adjunta será proporcionada a algunos o a todos los accionistas del Fondo y, junto con otros documentos relevantes, están disponibles sin cargo en el sitio web de la SEC, en el siguiente enlace: http://www.sec.gov Se insta a los inversionistas y tenedores de acciones a leer detenidamente y en su totalidad la declaración de representación y las enmiendas o sus complementos.